Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

      We consent to the use of our report dated January 13, 2004, with respect to the financial statements of Spinnaker Networks, Inc. included in the Current Report (Form 8-K/ A) of Network Appliance, Inc.

/S/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

April 20, 2004